EXHIBIT 3.2


                                  AMENDMENT TO
                           AMENDED AND RESTATED BYLAWS
                                       OF
                            IRIS INTERNATIONAL, INC.

         The Amended and Restated Bylaws (the "BYLAWS") of IRIS International, Inc., a Delaware corporation (the "CORPORATION"), are hereby amended as follows:

         1. Section 5.1 of Article V of the Bylaws is amended in its entirety to read as follows:

         "Section 5.1. CERTIFICATES FOR SHARES. Shares may but need not be represented by certificates. The rights and obligations of stockholders shall be identical whether or not their shares are represented by certificates. If shares are represented by certificates, such certificate shall be signed, in the name of the Corporation, by (i) the President or a Vice President and (ii) the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such holder in the Corporation."

         2. Section 5.4 of Article V of the Bylaws is amended in its entirety to read as follows:

         "Section 5.4. TRANSFERS. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books of the corporation (i) only by the person named in the certificate or by such person's attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued, if such shares are represented by a certificate of stock or
         (ii) by delivery to the Corporation of such evidence of transfer as may be required by the Corporation if such shares are not represented by certificates."

         3. Except as set forth above, the remaining provisions of the Bylaws shall not be amended hereby and shall remain in full force and effect in accordance with their respective terms.


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                            CERTIFICATE OF SECRETARY



         I, the undersigned, do hereby certify:

         (1)  that  I  am  the  duly  elected  and  acting   Secretary  of  IRIS
International, Inc., a Delaware corporation (the "CORPORATION"); and

         (2)  that  the  foregoing   amendment  to  the  Corporation's   Bylaws,
constituting 1 page, has been duly adopted by the Board of Directors of the Corporation at a duly noticed meeting held on July 12, 2007.

         IN WITNESS WHEREOF, I have hereunto subscribed my name as of this 12th day of July, 2007.



                                                     /S/ CESAR M. GARCIA
                                                     --------------------------
                                                     Cesar M. Garcia, Secretary


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